Exhibit 10.21

INVESTMENT TERMS AGREEMENT

This INVESTMENT TERMS AGREEMENT (the “Agreement”) is entered into as of the 9th day of October, 2006, among Bioverda Limited, a company organized under the laws of Ireland (“Bioverda”), Virgin Group Holdings Limited, a company organized under the laws of the British Virgin Islands (“Virgin”), and Ethanol Grain Processors, LLC, a limited liability company formed under the laws of State of Tennessee (the “Company”, and together with Bioverda and Virgin, the “Parties”, and each a “Party”).

WHEREAS, the Company intends to build and operate a natural gas-fired one hundred million gallon per year ethanol production facility near Obion, Tennessee;

WHEREAS, the Company has filed a registration statement on Form SB-2 (SEC File No. 333-130815) with the SEC, as amended, to offer and sell up to thirty-one million one hundred seventy-five thousand (31,175,000) capital units of the Company (the “Units”) at the price of two Dollars ($2.00) per unit (the “Offering”), which registration statement was declared effective on June 15, 2006 (the “Registration Statement”);

WHEREAS, Bioverda and Virgin desire that VBV LLC, a Delaware limited liability company (which entity is presently owned by an affiliate of Virgin and may, at the time it subscribes for and is issued Units pursuant to the terms of this Agreement, be controlled and majority-owned jointly by Virgin (or an affiliate thereof) and Bioverda (or an affiliate thereof)) (the “Investor”) subscribe for, and purchase, a minimum of twenty million two thousand five hundred (20,002,500) Units pursuant to the Offering, for a minimum aggregate subscription price of forty million five thousand Dollars ($40,005,000), subject to the terms and conditions set forth herein; and

WHEREAS, the Company is willing to accept the subscription and purchase of Units from the Investor subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties, intending to be legally bound, do agree as follows:

AGREEMENT

Section 1.               Defined Terms.  Capitalized terms used in this Agreement, and not otherwise defined in this Agreement, shall have the following meaning:

“Business Day” means shall mean any day except (a) Saturday and Sunday and (b) those days which are public holidays in the State of New York, the State of Tennessee, the British Virgin Islands, England or the Republic of Ireland.

“Dollar” and the sign “$” mean the lawful money of the United States of America.

“Escrow Agent” means Regions Bank, an Alabama banking corporation.

“Investor Units” means the Units which may be purchased by the Investor pursuant to this Agreement.

“Offering Escrow” means the escrow account established pursuant to the Offering Escrow Agreement.

“Offering Escrow Agreement” means the Escrow Agreement dated as of April 20, 2006 between the Company and the Escrow Agent.

“Operating Agreement” means the Operating Agreement of the Company, dated as of October 28, 2004, as amended.

“Separate Escrow Agreement” means that certain Escrow Agreement, dated as of the date hereof among the Investor, the Company and the Escrow Agent.

Section 2.               Escrow of Funds.

(a)           Within one (1) Business Day following the date hereof, Virgin shall deposit, on behalf of the Investor, or shall cause the Investor to deposit into a separate escrow account (the “Separate Escrow”) to be maintained with the Escrow Agent the sum of four million five hundred Dollars ($4,000,500).  The funds deposited into the Separate Escrow shall be set aside and be used solely for the purposes described in this Agreement and in the Separate Escrow Agreement.

(b)           Subject to satisfaction of the conditions set forth in Section 2(d) and upon the delivery of the subscription agreement described in Section 4(a), the funds held in the Separate Escrow shall be transferred on behalf of the Investor into the Offering Escrow.

(c)           In the event that the conditions set forth in Section 2(d) are not satisfied within ninety (90) days of the date hereof, this Agreement may be terminated at any time thereafter by any Party, by written notice to the other Parties; provided, that such terminating Party is not in breach of any of its covenants hereunder; provided further however, that, if the Company is working diligently and in good faith to resolve any SEC-related issues in connection with the Post-Effective Amendment, no Party may terminate this Agreement by reason of the condition set out in Section 2(d)(i) not having been satisfied within such 90-day period.  Upon any such termination, the funds held in the Separate Escrow shall not be transferred into the Offering Escrow but shall be returned to the Investor (plus any accrued interest less any escrow fees), pursuant to the Separate Escrow Agreement, and thereafter no Party shall have any further obligations hereunder, except to the extent of any liability for any breach occurring prior to such termination.

(d)           The transfer of the funds from the Separate Escrow into the Offering Escrow shall be subject to the satisfaction of the following conditions: (i) the Post-Effective Amendment described in Section 3(a) shall have been declared effective by the SEC; and (ii) the Amended and Restated Operating Agreement in the form set forth in Exhibit A hereto shall have been approved by such members of the Company as constitute at least seventy-five percent (75%) of the members by number and hold at least seventy-five percent (75%) of the issued and outstanding Units in the Company according to the procedures required for such amendments under the Operating Agreement, and the Investor shall have received evidence of such approval from the Company.

Section 3.               Undertakings by the Parties.  The Parties hereby agree as follows:

(a)           Promptly following the date hereof, the Company will prepare and file a post-effective amendment to the Registration Statement (together with any subsequent post-effective amendments filed prior to a declaration of effectiveness by the SEC, the “Post-Effective Amendment”) in order (i) to make appropriate disclosure regarding Bioverda, Virgin, the Investor, this Agreement, the intended subscription, the amendments to the Operating Agreement and the other matters described herein and (ii) to establish a process pursuant to which prior subscribers in the Offering confirm their subscriptions (the “Confirmation Process”), in each case as shall be reasonably acceptable to Bioverda and Virgin.

(b)           The information about Bioverda, Virgin and the Investor set forth on Exhibit B attached hereto shall be used to prepare the Post-Effective Amendment.  Bioverda and Virgin will use commercially reasonable efforts to assist the Company in the preparation of the Post-Effective Amendment, including without limitation, promptly providing necessary information with respect to Bioverda, Virgin, any of their affiliates or the Investor in addition to that set forth on Exhibit B; provided that neither Bioverda, Virgin nor the Investor shall be required to provide any information, and EGP shall not include any information, with respect to Bioverda, Virgin, any of their affiliates or the Investor other than information of the same type and substance as that contained in the Registration Statement with respect to Ethanol Capital Management, LLC, except (i) to the extent that any such further information is specifically requested to be disclosed by the SEC or any other applicable securities regulatory body or (ii) to the extent reasonably determined by the Company to be necessary under applicable securities laws, rules and regulations to update or supplement the information provided by Bioverda, Virgin or the Investor (and for which a description of such reasoned determination shall be included with the written request for such information made by the Company); provided further that the Company represents and warrants to Bioverda, Virgin and the Investor that it has no present intention to include any such updates or supplements in the Registration Statement.  Notwithstanding the foregoing, the Company shall include in the Post-Effective Amendment such additional information regarding Bioverda, Virgin and the Investor as may be requested by any of them to be necessary under applicable securities laws, rules and regulations to update the information previously provided by them; provided that the Company shall be permitted to exclude any such additional information to the extent such exclusion is reasonably determined by the Company to be necessary under applicable securities laws, rules and regulations; provided further that to the extent the Company fails to include any such additional information based upon such determination, the statements described in Section 6(c) hereof shall thereafter not be deemed to include any information otherwise described in Section 6(c) to the extent updated by such additional information.

(c)           The Company shall establish a Confirmation Process pursuant to which prior subscribers in the Offering confirm their subscriptions.  The Confirmation Process shall be described in reasonable detail in the Post-Effective Amendment and upon the Post-Effective Amendment being declared effective by the SEC and the receipt of the subscription agreement described in Section 4(a), the Company shall conduct the Confirmation Process in accordance with the terms of the Post-Effective Amendment, using the prospectus contained therein.

(d)           From the date hereof until the time at which the funds shall have been released to the Company from the Offering Escrow, the Company shall not directly or indirectly (i) amend the Lump Sum Design-Build Agreement dated effective August 25, 2006 with Fagen, Inc., or any incidental agreement related thereto, (ii) enter into any agreement to incur any debt financing other than as contemplated by that certain Summary of Proposed Terms from CoBank dated August 3, 2006, (iii) issue any securities other than those contemplated by the Offering, (iv) enter into any employment or compensation agreement with James K. Patterson, (v) amend the existing consulting agreement with James K. Patterson and/or The Patterson Group, LLC, (vi) enter into any letter of intent, commitment letter or summary of terms related to any of the matters restricted under (i), (ii), (iii), (iv) or (v), (vii) amend its Operating Agreement except in the case of the Amended and Restated Operating Agreement, or (viii) agree to do any of the foregoing, in each case unless such action is acceptable to Bioverda and Virgin as evidenced by prior written confirmation from such Parties to the Company.

(e)           Within ten (10) Business Days following the date hereof, Bioverda and Virgin each shall have received a letter signed by each of the Governors on the Company’s Board of Governors evidencing their collective undertaking that upon the breaking of the Offering Escrow, local investors residing in Tennessee or western Kentucky will own or have an option to purchase at least ten million (10,000,000) Units on a fully-diluted basis (may include up to 2,738,308 units issuable pursuant to outstanding vested and unvested options and 575,000 units issuable to Obion Grain Co. pursuant to the Company’s site purchase option contract).

(f)            Within ten (10) Business Days following the date hereof, the Company’s Board of Governors shall have taken action so as to (i) rescind the Company’s current Unit Transfer Policy (and evidence of such rescission shall have been provided to Bioverda and Virgin) and (ii) adopt and adhere to the Sequence Guidelines for the Company as set forth on Exhibit C hereto.

(g)           Promptly following the date hereof, the Company shall use its best efforts to solicit the approval of one hundred percent (100%) of the members to adopt (i) the Tennessee Revised Limited Liability Company Act as set forth in 48-249-101 et seq. of the Tennessee Statutes as the governing law of the Company and (ii) the terms and provisions included in the Amended and Restated Operating Agreement.

Section 4.               Subscription by the Investor.

(a)           Within three (3) Business Days following the satisfaction of the conditions referred to in Section 2(d), Virgin and, subject to approval of its board of directors (which has not yet been obtained), Bioverda will cause the Investor to deliver to the Company a subscription for twenty million two thousand five hundred (20,002,500) Units in accordance with the terms of the Offering, using the forms of the Subscription Agreement and Promissory Note attached as Appendix C to the Company’s Prospectus dated June 15, 2006 as the same are revised to reflect the date of the prospectus contained in the Post-Effective Amendment and the adoption of the Amended and Restated Operating Agreement, provided that the representations and warranties of the Company contained in Sections 5 and 7 continue to be true and correct in all material respects as of the date of such delivery as confirmed by the Company in an officer’s certificate delivered to the Investor.  The Company agrees that if the Investor delivers such a subscription agreement in accordance with this Agreement, the Company will accept such subscription agreement, provided that the representations and warranties of Bioverda and Virgin contained in Sections 5 and 6 continue to be true and correct in all material respects as of the date of such delivery as confirmed by Bioverda and Virgin in an officer’s certificate delivered to the Company.  The funds deposited in the Separate Escrow shall be used as payment of the ten percent (10%) deposit required from subscribers in the Offering.  If the Investor fails to make the subscription after satisfaction of the conditions in Section 2(d) and the Company has not committed a breach of this Agreement which is then continuing, then the funds deposited in the Separate Escrow (including any accrued interest less any escrow fees) will be forfeited to the Company as liquidated damages and following such forfeiture no Party will have any further liability or obligation to any other Party in connection with any matter set forth in this Agreement, and the Company will have no further liability or obligation to the Investor in connection with any matter set forth in this Agreement.

(b)           If, after the completion of the Confirmation Process (taking into account the subscription described in Section 4(a) and any subscriptions rescinded in accordance with such Confirmation Process), any Units remain unsubscribed for in the Offering, then within five (5) Business Days following the completion of the Confirmation Process, Virgin and, subject to approval of its board of directors (which has not yet been obtained), Bioverda will cause the Investor to tender to the Company an additional subscription for the number of Units that remain unsubscribed less 20,000 in accordance with the terms of the Offering, using the revised forms described in Section 4(a), provided that the representations and warranties of the Company contained in Sections 5 and 7 continue to be true and correct in all material respects as of the date of such delivery as confirmed by the Company in an officer’s certificate delivered to the Investor.  The Company agrees that if the Investor delivers such a subscription agreement in accordance with this Agreement, the Company will accept such subscription agreement, provided that the representations and warranties of Bioverda and Virgin contained in Section 5 and 6 continue to be true and correct in all material respects as of the date of such delivery as confirmed by Bioverda and Virgin in an officer’s certificate delivered to the Company.

Section 5.               Mutual Representations and Warranties.  Each Party hereto represents and warrants (as to itself only and, with respect to Bioverda and Virgin, as to the Investor) to the other Parties, as of the date of this Agreement and, if Units are issued to the Investor pursuant to the terms of this Agreement, as of the date of each such issuance of Units, that:

(a)           It is duly organized, validly existing and in good standing under the laws of its jurisdiction of establishment and (i) in the case of the Company, that the Company has all requisite company power and authority to own, operate and lease the properties and assets it now owns, operates and leases, and to carry on its business as and where such properties and assets are now owned, operated and leased and as such business is now conducted and (ii) in the case of Bioverda and Virgin, that Bioverda and Virgin, as applicable, has all requisite power and authority to carry on its business as such business is now conducted insofar as the same is material to the performance of the obligations of Bioverda or Virgin, as applicable, under this Agreement.

(b)           It has full power and authority to enter into, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms set forth herein, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)           Each of the execution, delivery and performance by such Party of this Agreement does not and will not (i) conflict with or violate any provision of any constitutional or governance documents of such Party, (ii) constitute a violation by such Party of any law, rule, regulation, order, writ, judgment, injunction or decree applicable to such Party, (iii) contravene any provision, or constitute a default under, any indenture, mortgage, contract (written or oral) or other instrument to which it is a party or by which it is or any of its property is bound or (iv) result in or require the creation or imposition of any lien, pledge, hypothecation or other encumbrance upon any of its property or assets, except to the extent of the Operating Agreement amendments.

(d)           There is no action, suit, investigation, litigation or proceeding affecting such Party pending or threatened which purports to affect the legality, validity or enforceability of this Agreement.

(e)           It has (or, in the case of the Investor, will have) sufficient financial resources to discharge its obligations and to perform this Agreement and the transactions contemplated hereby assuming, in the case of the Company, the closing on the Offering and its required debt financing as described in the Offering, and there are no liabilities, contingent liabilities, obligations or restrictions imposed on its operations or activities which could interfere with the performance of its obligations under this Agreement or in connection with the transactions contemplated hereby.

Section 6.               Additional Representations and Warranties of Bioverda and Virgin.  Bioverda and Virgin represent and warrant (as to itself only and as to the Investor) to the Company, as of the date of this Agreement and, if Units are issued to the Investor pursuant to the terms of this Agreement, as of the date of each such issuance of Units, that:

(a)           Prospectus.  Bioverda and Virgin have received and carefully reviewed the Company’s Prospectus dated June 15, 2006, its Prospectus Supplement dated August 3, 2006, its Prospectus Supplement No. 2 dated August 17, 2006 and its Prospectus Supplement No. 3 dated September 22, 2006.

(b)           Subscription Agreement Representations and Warranties.  Bioverda and Virgin represent and warrant to the Company as to the matters set forth in Item 6 of the form of Subscription Agreement attached as Appendix C to the Company’s Prospectus dated June 15, 2006 (except that for purposes of this representation and warranty references in Item 6 to the “Prospectus” shall mean the Prospectus as amended by the Post-Effective Amendment and references to the “Operating Agreement” shall mean the Amended and Restated Operating Agreement).

(c)           No Material Misstatement or Omission.  No statement contained in Exhibit B hereto or in any other written materials or statements provided by Bioverda, Virgin or the Investor to the Company for the purpose of inclusion in the Post-Effective Amendment contains any untrue statement of material fact or omits to state a material fact necessary to make such statement, in light of the circumstances in which it is made, not misleading.

(d)           Compliance with Securities Laws.  The Investor is a Delaware limited liability company with its principal office in the State of New York.  The Investor is presently owned by an affiliate of Virgin and may, at the time it subscribes for and is issued Units pursuant to the terms of this Agreement, be controlled and majority-owned jointly by Virgin (or an affiliate thereof) and Bioverda (or an affiliate thereof) subject to approval of its board of directors (which has not yet been obtained).  The Investor is permitted to subscribe for and purchase the Investor Units under applicable Federal, state and foreign securities laws, rules and regulations, and shall comply with all such laws and regulations in subscribing for and purchasing the Investor Units.

Section 7.               Additional Representations and Warranties of the Company.  The Company represents and warrants to the other Parties, as of the date of this Agreement and, if Units are issued to the Investor pursuant to the terms of this Agreement, as of the date of each such issuance of Units, that:

(a)           Units.  The Investor Units, when issued to the Investor, will be free and clear of any liens, pledges, hypothecations and encumbrances of any kind, except (i) as may be created in the Operating Agreement, (ii) for any restrictions on transfers or sales of securities under applicable securities laws, rules and regulations, or (iii) to the extent created by or arising from action of Bioverda, Virgin, their affiliates or the Investor.  The Investor Units are not subject to any option, warrant, purchase right, preemptive right or other contract or commitment in favor of any person (other than in favor of the Investor as provided herein) that would require the Company to issue or transfer all or any of the Units to any other person, except as may be created in the Operating Agreement.  The Investor Units are not subject to any voting trust, proxy or other agreement or understanding with respect to the voting of the Units, except as may be created in the Operating Agreement.

(b)           Capitalization.  The minimum number of twenty million two thousand five hundred (20,002,500) Units to be issued to the Investor will constitute, on the date of issuance, a majority of the fully diluted Units of the Company.  The Investor Units have been duly authorized and, upon payment of the purchase price for the Units, will be validly issued, fully paid and nonassessable, and will not have been issued in violation of the preemptive rights of any person.  There is no outstanding convertible security, call, preemptive right, option, warrant, purchase right, or other contract or commitment that would, directly or indirectly, require the Investor to sell, issue, or otherwise dispose of the Investor Units.

(c)           Subscriptions.  As of the date of this Agreement, the Company has received fully executed subscription agreements for a total of nine million seven hundred thirteen thousand five hundred (9,713,500) Units and an amount equal to one million nine hundred forty-two thousand seven hundred Dollars ($1,942,700) has been deposited, and is being held, in the Offering Escrow pursuant to the Offering Escrow Agreement and subject to the terms and conditions of the Offering.  The foregoing representation is also subject to change as a result of the Post-Effective Amendment and the Confirmation Process established thereunder.

(d)           No Material Misstatement or Omission.  No statement contained in the Registration Statement (including any amendments thereto including the Post-Effective Amendment), in any other filing of the Company with the SEC or in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such statement, in light of the circumstances in which it is made, not misleading; provided that no representation or warranty is made by the Company as to any such statements made in reliance upon any statement described in Section 6(c) hereof.

(e)           Tax.  The Company has never elected to be taxed other than as a partnership or a disregarded entity for Federal, state or local income tax purposes.  The Company has duly and timely filed or caused to be duly and timely filed all Federal, state and local Tax returns, informational filings and reports (collectively, “Tax Returns”) that are required to be filed by it in accordance with applicable rule and regulations.  All such Tax Returns are true, correct and complete in all material respects.  The Company has paid or caused to be paid all Taxes shown to be due on such Tax Returns and has paid all other material Taxes that are due and payable.  The Company does not have, and does not own any direct or indirect interest in any entity that has, any liability for Taxes (i) of another person by reason of an agreement, transferee liability, joint and several liability, or otherwise, or (ii) of any predecessor.   The Company has not received from any governmental authority any written notice the subject of which remains uncured (i) of underpayment of any material Tax, (ii) that any actions relating to the Tax liability of the Company or any of its subsidiaries are pending and/or (iii) that the institution of any such action is contemplated by any governmental authority.  The Company and its subsidiaries have not waived any restrictions on the assessment or collection of Taxes, nor have any of them consented to the extension of any statute of limitations period with respect to any such Tax that has not since expired.  The term “Taxes” means all Federal, state, local, and foreign taxes, charges, fees, levies or other assessments, including, without limitation, special assessments for improvements, income, gross receipts, excise, real and personal property, sales, transfer, deed, stamp, license, payroll, withholding (including Social Security) and franchise taxes, imposed by any governmental authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

(f)            Majority of Board.  Commencing on the next business day following Escrow Closing (as defined in the Operating Agreement), the number of Governors serving the Company on the Board of Governors shall be eleven (11) and, provided that the subscription contemplated by Section 4(a) has been made and fully paid for, the Investor shall be entitled to appoint six (6) of the Governors to the Board of Governors.  The Investor shall thereafter have the right to appoint at least a majority of Governors to the Board of Governors as long as it owns a majority of the Units, subject to any subsequent amendments to the Operating Agreement.

(g)           Issuance of Additional Units.  Without limiting any other rights of the Investor, in the event that any of the representations and warranties in Section 7(a) or (b) were not true and correct when made, the Investor may, in lieu of the indemnification obligations under Section 8(k), elect to receive from the Company, for no additional consideration, a number of additional Units such that, following such issuance of such Units, the Investor is the holder of that number of Units as to which the representations and warranties set forth in such provisions are true and correct following the issuance of such Units.  For the avoidance of doubt, in the event that the representations and warranties in Section 7(a) were not true and correct when made and the Investor elects to receive additional Units from the Company pursuant to this Section 7(g), such additional Units shall (i) be free and clear of any liens, pledges, hypothecations and encumbrances of any kind (other than as permitted under the first sentence of Section 7(a)), (ii) not be subject to any option, warrant, purchase right, preemptive right or other contract or commitment in favor of any person (other than as permitted under the second sentence of Section 7(a)), and (iii) not be subject to any voting trust, proxy or other agreement or understanding with respect to the voting of Units (other than as permitted under the third sentence of Section 7(a)).

(h)           Interests in Stock or Securities. The Company does not have any interest in any stock, shares or securities issued by any other company, corporation, partnership or body corporate.

(i)            Borrowings.  The Company is not a party to any loan other than pursuant to that certain Multipurpose Note and Security Agreement dated August 23, 2005 with First Citizens National Bank, as renewed by a subsequent Multipurpose Note and Security Agreement dated September 7, 2006.

Section 8.               Miscellaneous.

(a)           Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Tennessee, without reference to the conflicts of law provisions thereof.  Each of the Parties irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Tennessee sitting in Davidson County and of the United States District Court for the Middle District of Tennessee and any appellate court, in any action or proceeding arising out of or in relating to this Agreement.

(b)           WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)           Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(d)           Entire Agreement.  This Agreement sets forth the entire understanding and agreement among the Parties as to matters covered herein and supersedes any prior understanding, agreement or statement (written or oral) of intent.

(e)           Headings.  The headings contained in this Agreement are for convenience of reference only and shall not affect, in any way, the meaning or interpretation of this Agreement.

(f)            No Waiver; Remedies.  No failure on the part of any Party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  Except as specifically provided otherwise herein, the remedies provided herein are cumulative and not exclusive of any remedies provided by law.  Rights hereunder shall not be waived, except pursuant to a writing signed by the Party against which enforcement of the waiver is sought.

(g)           Notices.  All notices and any other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given in writing and transmitted by facsimile (with telephonic, return facsimile or e-mail confirmation) or delivered by courier to the intended Party at the addresses specified below:

If to Bioverda:

Address:	Bioverda Limited
Burton Court
Burton Hall Road
Dublin 8
IRELAND
Telephone:	+353 1 206 3722
Facsimile:	+353 1 206 3742
Attention:	Dave Geary, Finance Director

If to Virgin:

Address:	Virgin Group Holdings Limited
c/o Abacus (C.I) Ltd
La Motte Chambers
La Motte Street
St Helier
Jersey
JE1 1BJ
UNITED KINGDOM
Telephone:	+44 1534 602422
Facsimile:	+44 1534 602035
Attention:	Ian Cuming

with a copy sent to:

Address:	Virgin Fuels
48 Leicester Square
London WC2H 7LT
Telephone:	+44 207 484 4465
Facsimile:	+44 207 930 8750
Attention:	Shai Weiss, CEO

If to the Company:

Address:	Ethanol Grain Processors, LLC
308 Windemere Woods Drive
Nashville, TN 37215
Telephone:	(615) 298-4438
Facsimile:	(615) 298-4121
Attention:	James K. Patterson, CEO

and:

Address:	Ethanol Grain Processors, LLC
P.O. Box 95
Obion, TN 38240
Telephone:	(731) 536-1286
Facsimile:	(731) 536-1287
Attention:	James K. Patterson, CEO

with a copy sent to:

Address:	Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South 8th Street
Minneapolis, MN 55402
Telephone:	(612) 371-5765
Facsimile:	(612) 371-3207
Attention:	Michael Weaver
Eric R. Tausner

A Party may, by notice to the other Parties, change the address or the person to which such notices or communications are to be delivered.

Nothing in this Section 8(g) shall invalidate any notice or other communication actually given otherwise than as described in this Section 8(g).

(h)           Assignment.  Any rights and obligations under this Agreement shall not be assigned by any Party without the prior written consent of the other Parties; provided, that each of Bioverda and Virgin may assign all of its rights and obligations hereunder to the Investor or any of their respective affiliates without the prior written consent of any of the other Parties.

(i)            Rights and Remedies.  The rights and remedies granted under this Agreement shall not be exclusive but shall be in addition to all other rights and remedies available under law or equity.

(j)            Further Assurances.  Each Party shall take such additional action and shall coordinate with the other Parties, as may be reasonably necessary to effectuate this Agreement and the transactions contemplated hereby.

(k)           Indemnification.  Each Party hereby agrees to indemnify and hold harmless the other Parties from any loss, damage, liability, cost and expense (including without limitation reasonable legal costs) that such other Party or Parties, as the case may be (each, an “Indemnitee”), incurs resulting from or arising out of any breach of any representation, warranty, covenant or other agreement made by the breaching Party in this Agreement or as a result of or arising out of any claim by any person for any broker’s or finder’s fees or similar compensation demands made by such person against the Indemnitee in connection with the transactions contemplated by this Agreement; provided, that any obligation of Bioverda, Virgin or the Investor to indemnify the Company shall be limited to four million five hundred Dollars ($4,000,500) in the aggregate (inclusive of amounts recovered from the Separate Escrow), and provided, further, that any obligation of the Company to indemnify Bioverda, Virgin or the Investor shall be limited to four million five hundred Dollars ($4,000,500) except with respect to any indemnification obligation resulting from or arising out of a breach of any of Sections 7(a), (b) or (d) hereof, which shall not be subject to such limitation.  The indemnification obligations of the Company set forth herein shall also be for the benefit of and may be enforced by the Investor as a third-party beneficiary of this provision.

The Indemnitee agrees to give the Party from whom indemnification is sought prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which the Indemnitee has knowledge concerning any liability or damage as to which it may request indemnification hereunder.

(l)            Severability.  If any of the provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the remaining provisions shall not be affected, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.

(m)          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of the day and year first set forth above.

BIOVERDA LIMITED

By:	/s/ Dave Geary
	Name:	DAVE GEARY
	Title:	FINANCE DIRECTOR

VIRGIN GROUP HOLDINGS LIMITED

By:	/s/ Frank Dearie
	Name:	Frank Dearie
	Title:	Alternate director to Niall M Ritchie

ETHANOL GRAIN PROCESSORS, LLC

By:	/s/ James K. Patterson
	Name:	James K. Patterson
	Title:	Chief Executive Officer